UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 9, 2013

ASTEA INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26330	23-2119058
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

240 Gibraltar Road
Horsham, Pennsylvania  19044
(Address of principal executive offices, including zip code)

(215) 682-2500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d 2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13-4(c))

Item 5.02(d)  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

            By unanimous written consent on Tuesday, April 9, 2013, the Board of Directors (the “Board”) of Astea International Inc. (the “Corporation”), acting upon the recommendation of its Nominating and Corporate Governance Committee, appointed Keith Schneck to be a member of the Board, effective immediately.

Mr. Schneck will additionally serve as Chairman of the Audit Committee of the Board (the “Audit Committee”), and will be a member of the Compensation Committee of the Board (the “Compensation Committee”) and the Nominating and Corporate Governance Committee of the Board (the “Governance Committee”).

Mr. Schneck qualifies as an “Independent Director” as defined in Listing Rule 5605(a)(2) of The NASDAQ Stock Market.  With this appointment, the Company has successfully regained compliance within the applicable cure periods of the minimum size audit committee requirements as set forth in Listing Rule 5605(c)(2)(A) and the requirement that a majority of the board of directors of each listed company must be comprised of Independent Directors, as set forth in Listing Rule 5605(b)(1).

Consistent with the Corporation’s compensation policies for non-employee directors, Mr. Schneck will be receive an annual retainer of $10,000, which may be paid in cash or restricted stock at Mr. Schneck’s option, and an annual grant of stock options to purchase 5,000 shares of the Corporation’s common stock.  The options will be granted under the Amended and Restated 2006 Stock Option Plan pursuant to a stock option agreement between the Corporation and Mr. Schneck.  In addition, on an annual basis, Mr. Schneck will receive $10,000 as chairman of the Audit Committee, $2,500 as a member of the Compensation Committee and $2,500 as a member of the Governance Committee.  Mr. Schneck will also be reimbursed by the Corporation for reasonable out-of-pocket expenses he incurs in attending Board and committee meetings.

Mr. Schneck was the Executive Vice President and Chief Financial Officer of eResearch Technology Inc. from July 2008 through December 2012.   eResearch Technology Inc., based in Philadelphia, is a global provider of high-quality patient safety and efficacy endpoint data collection solutions for use in clinical drug development and was publicly traded on NASDAQ until its acquisition in 2012 by Genstar Capital.  Prior to that from 2003 through December 2007 he was the Executive Vice President and Chief Financial Officer of Neoware, Inc.  Neoware, Inc. was based in King of Prussia, Pennsylvania and was publicly traded on NASDAQ until its acquisition by Hewlett Packard in 2007.  Neoware, Inc. was a provider of products, software and services for the thin client segment of the server based computing market.  Prior to Neoware, Inc., Mr. Schneck held a number of additional executive positions in both financial and operational roles at various Philadelphia area technology companies.  Mr. Schneck began his career as a CPA with KPMG in Philadelphia from 1977 to 1986.  Mr. Schneck holds a B.S. in accounting from West Chester University, and is a Certified Public Accountant.

There are no transactions in which Mr. Schneck has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Astea International Inc.
April 9, 2013	By:	/s/ Rick Etskovitz
	Name:	Rick Etskovitz
	Title:	Chief Financial Officer